Exhibit 10.15

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit marked with brackets and asterisks have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is entered into effective as of December 7, 2020, (“Effective Date”) between Agrify Corporation (“Buyer”), with its principal place of business located at 101 Middlesex Tpke, Ste 6, PMB 326, Burlington Massachusetts 01803, Attn: Richard Stamm, e-mail:Richard.Stamm@Agrify.com, and Mack Molding Co. (“Supplier”), with a principal place of business at 608 Warm Brook Road, Arlington, Vermont 05250, Attn: Joan Magrath, e-mail: joan.magrath@mack.com.

1.	Scope. This Agreement sets forth the terms and conditions under which Supplier will manufacture and supply certain custom made commercial cultivation systems to Buyer as set forth on Exhibit A (hereinafter collectively referred to as “Products”). Other products may be added by the parties to Exhibit A from time to time. The scope of this Agreement shall include, procurement of Materials (as hereinafter defined) and supplier management (transferred products are pre-qualified and approved) cost management, manufacturing, inventory management and order fulfillment as needed. In addition, Supplier will provide parts to support service as defined by Buyer at agreed upon prices while Products are active in production and for six (6) months thereafter based on component/material availability. Products shall be manufactured to Buyer’s Specifications. As used herein, “Specifications” means the bill of material (BOM), drawings, standards and/or samples of each Product provided by Buyer to Supplier in writing, together with the Acceptance Criteria (as hereinafter defined).

2.	Purchase Terms.

a.	The price set forth on the face of a Purchase Order (as hereinafter defined) shall in no event be increased without Buyer’s express consent, either initial oral consent subsequently confirmed in writing or prior written consent, given by a duly authorized agent of Buyer. If the price on the face of a Purchase Order is incorrect, Supplier must immediately notify Buyer before processing such Purchase Order. Supplier may notify Buyer in writing or orally of the incorrect price, but if said notice is oral, Supplier shall confirm this price correction in writing.

b.	Pricing, Minimum Purchase Requirement; Minimum Purchase Volume. Unless otherwise stated, the prices are based on quotation for Product, based on specific product revision, quality requirements (See Agrify document QUAL-0002 Revision A), quantities and delivery schedule, and shall be calculated as set forth on Exhibit A. Buyer and Supplier acknowledge and agree that the pricing formula and cost structure for the Products is based on Buyer purchasing a minimum of at least [****] Products per year during the Term (the “Minimum Purchase Requirement”). Notwithstanding anything to the contrary in this Agreement, in the event that Buyer does not meet the Minimum Purchase Requirement during any year during the Term, Supplier reserves the right to charge a reasonable re-start or set-up fee upon Buyer’s placement of a Purchase Order in the subsequent year and upon [****] days prior written notice to Buyer. In addition, Buyer acknowledges and agrees that upon the completion of the [****] Product by Supplier for Buyer under this Agreement, Buyer shall cooperate and negotiate in good faith with Supplier to mutually agree on the minimum percentage of Buyer’s requirements for Products that Buyer shall order from Supplier.

c.	Taxes and Payment Terms. Buyer shall pay sales or use tax, if any is due. Unless otherwise stated, the prices do not include sales or use taxes applicable to the Products. Any government-imposed taxes or tariffs applicable to procured Material imposed after the date of relevant Purchase Order will be passed on to Buyer. Payment terms and Credit limit shall be as set forth on Exhibit B hereto, as may be updated by mutual written agreement of the parties from time to time. Payment terms and credit line shall be established based on financial reporting and net worth. Buyer will provide financial reporting (balance sheet, net worth, profit and loss statement as available) at agreed upon frequency however no less than [****] per year. Supplier reserves the right to alter payment terms in the future based on payment history and any credit line in such a way that disfavors Buyer if Supplier believes, in its sole and reasonable discretion, that Buyer’s business or financial condition has changed in a materially adverse manner.

d.	Forecasts. Buyer will provide Supplier with a non-binding, rolling 12-month forecast for planning purpose only (“Forecast”). Supplier agrees to work with Buyer to meet forecasted amounts and to accommodate fluctuations in Forecast. The Forecasts shall represent reasonable estimates for planning purposes only and do not obligate Buyer in any way, unless otherwise agreed in writing. If Buyer requests a quantity of a Product in excess of the forecasted quantity or within quoted lead-time Supplier shall use commercially reasonable efforts to accommodate such request without expedite fees. In the event Supplier’s efforts to accommodate Buyer’s request would require expedite fees, Supplier shall promptly advise the Buyer of any and all anticipated expedite fees (including labor overtime, material expedite fees and/or expedite shipping fees) for Buyer’s consideration and written approval.

e.	Purchase Orders. Purchases under this Agreement shall be made with purchase orders (“Purchase Orders”) issued by Buyer, and Buyer shall be liable under this Agreement for no more than the amount set forth in the individual Purchase Orders, unless otherwise agreed. All purchases made by Buyer shall be subject to this Agreement and the parties intend for the express terms and conditions contained in this Agreement (including any Attachments hereto) to exclusively govern and control each of the parties’ respective rights and obligations regarding the subject matter of this Agreement, and this Agreement is expressly limited to such terms and conditions. Without limitation of the foregoing, to the extent that any Purchase Order, confirmation, acceptance or any similar document, contains terms that conflict with or are inconsistent with this Agreement, the terms of this Agreement shall govern, with exception to any pricing terms, payment terms, and delivery terms defined in such Purchase Order mutually agreed to in writing signed by both of the parties. Any attempt to modify, supersede, supplement or otherwise alter this Agreement, will not modify this Agreement or be binding on the parties unless such terms have been fully approved in a signed writing by authorized representatives of both parties. Material procurement will be based on price, lead-time, MOQ (minimum order quantity), EOQ (economic order quantity) and retention time, as mutually agreed. Selective components may have a separate written agreement between the parties to secure Material which have extended lead-time, require an MOQ or an advantageous EOQ. Buyer will approve in writing the procurement of Material in excess of that referred to in the Purchase Order and will be responsible for payment to Supplier for the Material that is not used, consumed, or otherwise accounted for in a usage report within [****] months after purchase, unless otherwise agreed. In the case of such purchase, in the event Material is stored to consume, Buyer shall receive a credit for any subsequent usage of the Material by Supplier. Material that is obsolete and inactive will be shipped to Buyer, unless otherwise agreed.

f.	Title; Risk of Loss. Title to the Products shall transfer from Supplier to Buyer at the later of (i) shipment to Buyer pursuant to Section 5 or (ii) payment by Buyer for the Products. Risk of loss related to the Product shall transfer from Supplier to Buyer at the time the Products are shipped pursuant to Section 5, unless otherwise agreed by the parties in writing.

3.	Production Planning, Order Fulfillment and Changes. In addition to the Forecast, Buyer will provide monthly production planning requirements (“Buyer’s Production Schedule”), and monthly schedule for specific shipping requirements (“Buyer’s Shipping Schedule”). Supplier’s production and build schedule shall align with Buyer’s Production Schedule, and Supplier shall ship Products in accordance with Buyer’s Shipping Schedule. Supplier will use commercially reasonable efforts to meet any unplanned requirements within 30 days of due date. Supplier shall ship Products in accordance with the quantities, ship dates, and delivery location specified in the written Purchase Order or in another written document provided to Supplier by an authorized representative of the Buyer. Beyond a two-week firm window, Supplier shall accommodate requests by Buyer to delay shipments of Products provided the delay is defined and does not exceed [****] days from the date Product is completed. Buyer has the right to make changes, additions or alterations to items, timing, destination, Specification, drawings or design. Supplier must notify Buyer within [****] business days of receipt of request if any of the adjustments affect price, timing or terms, and any such changes will only be binding if agreed to in writing by Buyer. Conversely, Supplier shall not make any changes in design, packaging, processing, marking, shipping, or delivery unless agreed to in writing by an authorized Buyer employee.

4.	Inventory Management and Retention. Supplier will procure Material based on Buyer’s Purchase Order and agreed quantity and retention time. Supplier will inspect and receive Material based on agreed inspection standard. Supplier will retain Material inventory to support planned production schedule as provided by Buyer. Materials inventoried for more than [****] months without any usage of such Material type will be purchased by Buyer. Notwithstanding the foregoing, Supplier shall maintain a min/max safety stock of [****] to [****] finished Products at all times. Buyer will purchase finished Products produced to support Buyer’s Production Schedule, if in Supplier’s inventory for more than [****] days, unless otherwise agreed by the parties. The parties will review inventory for disposition and retention quarterly. Supplier may store Buyer-owned inventory, subject to a separate storage agreement substantially in the form attached hereto as Exhibit C. Supplier will provide monthly reporting to Buyer if Buyer BOM Sourced Content is used, listing units shipped and resulting remaining inventory balance.

5.	Packing and Shipping. Supplier shall package, mark and otherwise prepare all Products in accordance with Buyer’s Specification and instructions. Supplier shall ship the Products by Supplier’s shipping agents to the destination provided by Buyer unless otherwise agreed by the parties in writing. Shipment are Incoterm FCA unless otherwise agreed by the parties in writing. Upon Buyer’s reasonable request, Supplier shall ship the Products to Buyer at Supplier’s warehouse, or another designated location, and Supplier will store the Products on Buyer’s behalf pursuant to a storage agreement substantially in the form attached hereto as Exhibit C. If Supplier shipped in excess or in error of Buyer’s order, return freight will be paid solely by Supplier, if return is required. All physical Products shall be packaged in a manner to protect from damage during transit and approved by Buyer. All shipping documents as provided by Supplier, invoices and related documents shall be marked with Buyer’s PO number and/or comply with the shipping instructions found in the Purchase Order or other Buyer provided shipping related documentation. Supplier shall appropriately label containers of all Products which are known to constitute a health, poison, fire, environmental, safety or explosion hazard. Buyer’s records will be accepted as final and conclusive with respect to all shipments which are not accompanied by invoices or shipping documents indicating quantities shipped or if adequate proof of delivery is not provided. Shipments must be made in the quantities specified on the Purchase Order or other Buyer provided written shipping related documentation and any over shipments may be rejected by Buyer in its sole discretion.

6.	Obligations, Assignments, Change of Control.

a.	Change Notification. Each party shall provide the other party with written notice of any name change, corporate reorganization, consolidation, merger, or acquisition or sale of the party’s company or a substantial part thereof no less than 60 days prior to such event. Neither party may assign, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement upon a Change of Control, provided that the assignee assumes all of Buyer’s rights and obligations under this Agreement upon such assignment, and provided that Supplier shall have the right to revisit and change payment terms upon such an assignment in the event that Supplier deems, in its sole discretion, Buyer’s successor by assignment to have a lesser creditworthiness than Buyer. As used herein, a “Change of Control” means (i) any consolidation or merger of a party or any of its direct or indirect parent companies with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of such party or such parent company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which a party or any of its direct or indirect parent companies is a party in which in excess of fifty percent (50%) of such party’s or such parent’s voting power is transferred; and (ii) any sale, lease or other disposition of all or substantially all of the assets of a party relating to this Agreement, or a sale or exclusive license of all or substantially all of a party’s intellectual property licensed under this Agreement.

b.	Continuous Improvement on Total Cost. Supplier commits to work with Buyer to pursue continuous improvement in product efficiencies, cost and quality. Savings shall be [****] between Buyer and Supplier if initiated by Supplier, savings initiated by Buyer will be passed on [****]%. Buyer must approve any change to the product, process, component or supply prior to implementation. Buyer is responsible for Buyer defined qualification cost required to implement change. Buyer will reimburse Supplier for any procured Material deemed obsolete due to a change prior to the implementation of the change, provided material was authorized to buy. Supplier will make best effort to return and/or cancel order obligations.

c.	Performance Business Review. The parties shall conduct meetings, at an established frequency, to discuss and review the following: (i) delivery, service and quality performance; (ii) continuous improvement goals and objectives; (iii) market conditions, planning and Forecast; (iv) future business outlook and (v) financial and business health.

d.	Manufacturing Site; UL Certification. Supplier’s facility will meet state and federal laws, regulation and agency requirements for labor and safety and operate in compliance with applicable environmental, occupational health and safety laws and regulations in all material respects, including obtaining and maintaining UL508A certification (Underwriters Laboratories) (“UL Certification”) of Supplier’s facility. Supplier agrees to use commercially reasonable efforts to keep current with the industry advancements and technology developments in order to maintain competitive advantage. Upon signature of this Agreement, Supplier will begin the UL Certification process. By its signature below, Buyer agrees to pay Supplier’s costs for training for such UL508A certification plus the initial annual fee incurred in obtaining the initial UL Certification. Supplier shall be responsible for payment of the annual UL Certification fee for periods after the initial UL Certification period.

e.	Importer of Record; Customs Compliance. In the event any Material to be used, supplied, or consumed by Supplier for the Products is imported into the United States (“Imported Goods”), Supplier shall be the “Importer of Record” of such Imported Goods. As the Importer of Record, Supplier shall be responsible for all aspects of the Imported Goods including, without limitation (a) customs and other regulatory clearance of Imported Goods, (b) payment of all standard or general tariffs, duties, customs, fees, expenses and charges payable in connection with the importation and delivery of the Imported Goods, and (c) keeping all records, documents, correspondence and tracking information required by applicable laws, rules and regulations arising out of or in connection with the importation or delivery of the Imported Goods.

7.	Term; Termination.

a.	Term. This Agreement shall take effect on the Effective Date and shall expire on the fifth anniversary of the Effective Date.

b.	Termination for Cause. This Agreement may be terminated by a party upon written notice to the other party for “cause” upon the occurrence of one or more of the following events: (i) any material breach in the observance or performance of any term or provision of this Agreement which has not been cured or had a cure plan presented (cure plan to be approved by the non-defaulting party in its sole discretion) within 90 calendar days of written notice thereof; or (ii) if the other party shall be insolvent or take action or be the subject of any action seeking bankruptcy, insolvency, administration, receivership, arrangement among creditors, or other similar action or shall suffer any such similar action without obtaining dismissal of such action within 60 calendar days after the taking thereof. Upon the occurrence and written notice thereof, without acceptable remedy within the cure period (if any), this Agreement shall terminate.

c.	Termination without Cause. Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement by written notice to the other, with or without cause, within one hundred and twenty (120) days after Supplier’s completion of the [****] Product for Buyer, such termination to be effective upon thirty (30) days of the other party’s receipt of such notice. For example, if Supplier completes the [****] Product on December 31, 2021, either party may terminate this Agreement by providing the other written notice of the desire to terminate on or before April 30, 2022, and such termination shall be effective upon thirty (30) days of the other party’s receipt of that notice of intent to terminate.

d.	Obligation with Termination. Upon termination of this Agreement for any reason, Buyer’s liability to Supplier shall be for payment for (i) Materials and inventory which conform to the Specifications (components, work in process and finished goods). If Buyer’s owned equipment (tools, dies, fixtures, test equipment) requires shipment upon termination, Buyer will also be responsible for the reasonable expense of disassembly and preparation for shipment as required by Buyer. Upon termination, Buyer will have an opportunity to make one final purchase of Product in reasonable amounts mutually agreed by the parties prior to the effective date of termination. Final shipment of tools, equipment or Products will require payment in full prior to shipment.

8.	Quality Assurance.

a.	Acceptance Criteria. For purposes of this Agreement, “Acceptance Criteria” means (i) the mutually agreed upon written quality standard established for the manufacturing of the Products. Supplier will not make any modification to the Products without prior written consent from Buyer. Supplier shall not change the Acceptance Criteria except with Buyer’s prior written approval. Supplier shall not ship any Product that has had such changes made until change documentation is received and approved and (if required) a new Purchase Order has been issued.

b.	Change Management. Supplier shall use their document control system for change management and record retention. Buyer will provide Supplier with documentation to inform and detail changes required to the Products. All changes will be evaluated for impact to components, inventory, production process and quality assurance. An ECO change protocol will be establish as mutually agreed.

c.	Inspection and Test Equipment Control. Supplier shall use their calibration system for control of inspection and test equipment, including Buyer provided equipment. Calibration standards shall be traceable to National Institute for Standards and Technology or other recognized bodies recognized by national or international standards. Where this is not possible, Supplier shall use an independent, reproducible standard.

d.	Raw Materials. Supplier shall confirm raw materials and components (“Materials”) used to manufacture Products meet all applicable Specifications and are procured from mutually agreed upon specified sources. Supplier shall not amend, change or supplement any of the following without Buyer’s prior written consent: (i) the Specifications; (ii) the source of Materials; or (iii) the manufacturing test of the Products. Any change in any of the foregoing shall, in each case, comply with all applicable laws, regulations and agency requirements. If mutually agreed, to enable Supplier to competitively bid and achieve cost savings, Supplier and Buyer may define Material by category for procurement as follows: (A) Buyer directs source, (B) custom components may be resourced, requires Buyers approval, and (C) open source.

e.	Inspection; Non-Conforming Products. All Products shall be received subject to Buyer’s right of inspection and rejection. Buyer shall have [****] days after delivery of Products to conduct its inspection of such Products to confirm whether the Products correspond to the quantity and type of Products ordered and whether there is any externally recognizable transportation damage, visible physical defects, or other deficiencies. Buyer shall give Supplier prompt notice of any such damage or defects. Defective Product will be held for receipt of instruction and will be returned, as Supplier so directs, at Supplier’s expense, or repaired on site, in each case, in accordance with the procedures set forth in Section 10.c. below. Payment for Products on a Purchase Order prior to inspection shall not constitute acceptance thereof or a waiver of a breach of warranty and is without prejudice to any claim(s) of Buyer. Supplier shall inspect all Products prior to shipment to ensure conformance with mutually agreed Acceptance Criteria. Upon notice to Supplier of non-conforming Products in compliance with this Section 8.e., Supplier shall have [****] days to cure non-conforming Products if conforming Products can be delivered in a mutually agreed upon time frame. If Supplier is unable to provide the Products as requested, Supplier will use commercial best efforts to provide replacement Products in a timely manner.

f.	Quality System Audit. Buyer reserves the right to audit Supplier’s facilities and records subject to the following conditions: (a) Buyer shall be entitled to conduct a full quality system audit each year unless otherwise agreed or Buyer can demonstrate that Supplier has materially breached this Agreement; (b) Buyer audits shall be conducted with reasonable advance notice and at reasonably convenient times during normal business hours; (c) all information gathered and data reviewed during any such audit shall be “Confidential Information” subject to the provisions of this Agreement; and (d) the scope of each such audit may include the systems, processes, and records related to Supplier’s performance of its obligations under this Agreement. Said audit shall not include review of Supplier’s financial records. Supplier shall cooperate with Buyer in the performance of such audit. Observations and conclusions of an audit will be issued to and promptly discussed with Supplier and corrective action shall be implemented by Supplier, at Supplier’s expense, in a timely manner, as mutually agreed; however Buyer may, in its sole discretion, accept Products from Supplier prior to Supplier’s completion of the corrective action. Buyer may visit in normal course of business as mutually agreed.

g.	Records Retention; Monthly Reports. Supplier agrees to maintain complete and accurate records regarding matters hereunder including Supplier’s compliance with its obligations under this Agreement for seven (7) years. Supplier agrees to retain documentation/records, of CTP (critical to performance) materials for traceability and for duration of this Agreement. Buyer has defined CTP components and features on Buyer’s process Specifications or Buyer’s engineering prints. In the event of any dispute arising with respect to this Agreement, the retention period lasts until the resolution of the dispute becomes final and non-appealable and all obligations of the parties are fully satisfied. Supplier shall provide a [****], or at some other frequency as mutually agreed, report in connection with Supplier’s performance of its obligations under this Agreement, excluding any financial records of Supplier, and with such other content as Buyer and Supplier mutually agree.

9.	Deliveries. The terms of delivery shall be as stated on each respective Purchase Order and confirmed by Supplier. Time of delivery is of the essence for each order and Supplier will use commercial best efforts to meet orders. In the event that any of the Products delivered hereunder (i) are delivered on a date [****] business days later than the date specified on the Purchase Order and (ii) such late delivery was caused by a delay in whole or part by Supplier or on Supplier’s behalf, then Buyer may, in addition to any other rights and remedies available to Buyer, (A) rescind an order in whole or in part for those Products impacted by such delay, (B) refuse to accept delivery of the Products impacted by such delay and/or (C) return all or any part of the Products impacted by such delay. If due to delivery delays, Buyer finds it necessary to call upon Supplier for premium transportation the responsibility for the price differential between the specified transportation and the premium transportation shall be paid by Supplier. Products which are delivered more than [****] days in advance of date specified herein are delivered at the risk of Supplier and may, at Buyer’s option, be returned at Supplier’s expense for proper delivery and/or have payment therefore withheld by Buyer until the date that the Products are actually scheduled for delivery.

10.	Supplier’s Warranties; Remedies.

a.	Warranties. Supplier hereby represents, warrants and guarantees as follows:

i.	That all Products, for a period of [****] months from the date of shipment of the Products (the “Warranty Period”), shall: (i) be free from defects in workmanship and material; (ii) conform to the Specifications; (iii) be free of any claim of any third party; and (iv) be manufactured in accordance with generally accepted good manufacturing (cGMP) and quality practices. Procured component warranty will apply if different than [****] months, and if assignable to Buyer, less manufacturing time. This warranty shall not be deemed waived either by reason of Buyer’s acceptance of Products or by payment for them and shall survive delivery for the Warranty Period. Supplier will not be responsible for, and this warranty will not apply to, any defects in the Products (i) arising out of Buyer design or Specifications; (ii) arising out of the use of Materials or components that Buyer furnished to Supplier or directed Supplier to use; (ii) which results from normal wear and tear, environmental pollution, improper maintenance or repair, or neglect; (iv) which result from failure to properly store Products; or (v) any other cause beyond Supplier’s reasonable control.

ii.	That Supplier has good marketable title to the Products, free from liens.

b.	DISCLAIMER. THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO COURSE OF DEALING AND NO PRODUCT DESCRIPTION SHALL BE DEEMED A WARRANTY OF ANY GOODS DELIVERABLE BY SUPPLIER.

c.	Remedies. As mutually agreed, Supplier’s responsibility for breach of the warranties in Section 10.a.i. is limited to repair, replacement or provide price paid credit. Product cannot be returned without prior authorization and must reference authorization number provided by Supplier CCR#, which will not be unreasonably withheld, conditioned or delayed by Supplier. Products that are deemed by the Parties to be impractical to return due to size or location may be serviced by Supplier, or, in Supplier’s sole discretion, third parties contracted to provide service by Supplier, on site, in each case, at Supplier’s expense. In the event that Buyer elects to have Products services or repaired by its own employees or contractors, any costs related to the same must be approved and agreed to by Supplier prior to such services or repairs being performed. Supplier will supply replacements for defective components at no charge. Such repaired or replaced Product shall be returned to a site reasonably designated by Buyer at Supplier’s expense.

11.	Intentionally Omitted.

12.	Confidential Information. See Exhibit D for MNDA dated April 22, 2020 and executed between the parties, which MNDA is binding upon the parties and incorporated by reference into this Agreement. By their signatures below, the parties hereby agree that the term of the MNDA is hereby amended to extend it to run concurrently with the term of this Agreement, and that the term INFORMATION (as defined in the MNDA) shall include the terms and conditions of this Agreement. For clarity, the obligation to maintain INFORMATION (as defined in the MNDA) in confidence shall survive the termination or expiration of this Agreement for a period of three (3) years, as provided in Section 1)b) of the MNDA. Notwithstanding anything to the contrary in the MNDA, either Party may use the other Party’s name with the other Party’s prior consent to communicate the existence of a strategic partnership relationship between the Parties.

13.	Guaranty of Supply. In the event that Supplier is unable or otherwise fails or will fail, for any reason (unless due to a Force Majeure Event (as hereinafter defined) to supply a Product in accordance with the quantities and/or delivery dates specified by Buyer in a firm Purchase Order, Supplier shall promptly inform Buyer verbally with a confirmation in writing. If Supplier is able to supply some but not all of Buyer’s orders for Products, then Supplier shall supply such partial quantities of Product. Supplier shall have a period of 90 days to cure such failure or present a plan to supply by itself or through the use of a third party manufacturer approved by Buyer pursuant to the terms of this Agreement. If Supplier is still unable to fully supply Buyer’s Product demands, then Buyer may terminate this Agreement as defined in Section 7 of this Agreement in addition to any remedy provided elsewhere herein or by law.

14.	Limitation of Liability.

a.	SUPPLIER’S LIABILITY FOR ANY CLAIM OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF, CONNECTED WITH OR RESULTING FROM THIS AGREEMENT, OR FROM THE PERFORMANCE OR BREACH THEREOF, SHALL IN NO CASE, EXCEPT IN THE CASE OF SUPPLIER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FOR SUPPLIER’S VIOLATIONS OF SUPPLIER’S OBLIGATIONS UNDER SECTION 12 (CONFIDENTIALITY) AND SECTION 15(INDEMNIFICATION), EXCEED [****].

b.	BUYER’S LIABILITY FOR ANY CLAIM OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT, OR FROM THE PERFORMANCE OR BREACH THEREOF, SHALL IN NO CASE, EXCEPT IN THE CASE OF BUYER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FOR BUYER’S VIOLATION OF BUYER’S OBLIGATIONS UNDER SECTION 12 (CONFIDENTIALITY) AND SECTION 15 (INDEMNIFICATION), EXCEED [****].

c.	IN NO EVENT SHALL EITHER PARTY BE OBLIGATED TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF REVENUE, PROFIT OR GOODWILL, FOR ANTICIPATED PROFITS OR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

d.	Any action resulting from any breach by either party as to the Products delivered and/or due hereunder must be commenced within one (1) year after the cause of action has accrued.

15.	Indemnification.

a.	Supplier shall defend, indemnify, and hold harmless Buyer, its officers, employees, agents, representatives, or affiliates from any claim, suit, loss, cost, damage, expense (including, without limitation, the costs and expenses incurred in the defense suits or actions alleging such liability) from (i) any third-party claims, resulting from, or in connection with the infringement, misappropriation or dilution of the intellectual property rights of any third party, including without limitation any copyright, patent, trademark, trade secret, or other intellectual property rights by Supplier’s Background IP (as hereinafter defined) (said indemnification shall not apply in the event that such infringement arises in whole or in part from Buyer’s infringement of said third party’s intellectual property), (ii) any injury to persons, real property or tangible personal property loss at Supplier’s facility during the manufacturing process of any of the Products. In such case, Buyer agrees to cooperate reasonably with Supplier, at Supplier’s expense, in the defense or settlement thereof.

b.	Buyer shall defend, indemnify, and hold harmless Supplier, its officers, employees, agents, representatives, or affiliates from (i) any third-party claims, resulting from, or in connection with the infringement, misappropriation or dilution of the intellectual property rights of any third party, including without limitation any copyright, patent, trademark, trade secret or other intellectual property rights by Buyer’s IP (as hereinafter defined) and the Improvements (as hereinafter defined) or otherwise, related to the design or Specifications of the Products; and (ii) any third party claim, injury to persons or animal, real property or tangible personal property related to the design, Specifications, use, functionality and safety of such Products. In such case, Supplier agrees to cooperate reasonably with Buyer, at Buyer’s expense, in the defense or settlement thereof.

c.	In such case, each party agrees to give the other prompt notice of each such claim, and each agrees to cooperate reasonably with other in the defense or settlement thereof.

16.	Insurance.

During the Term of this Agreement, each party shall, at its expense, at a minimum, maintain the following insurance coverage on a primary basis with the limits of liability indicated and provide the other party with an insurance certificate showing such coverage.

Type of Coverage	Amount of Coverage
Workers’ Compensation	Statutory
Employers’ Liability	$[****]
Commercial / General Liability
Bodily Injury / Property	$[****] each occurrence
Damages / Personal Injury	$[****] aggregate
Automobile Liability (if services being provided)
Bodily Injury	$[****] each person, each accident
Property Damage	$[****] each person, each accident
Umbrella Liability	$[****] per occurrence/aggregate

17.	Miscellaneous.

a.	Arbitration and Governing Law. Any dispute, claim, or controversy between the parties arising out of or in connection with this Agreement shall be settled by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). Upon a request to arbitrate, the parties shall obtain a list of 6 arbitrators from the AAA that have practiced in the commercial or business field for at least five years. Within ten days of receipt of the AAA list, the parties shall agree on an arbitrator. In the event the parties cannot agree on a single arbitrator within the ten day period, each party shall select one arbitrator, and the arbitrators selected by the parties shall appoint a third arbitrator. The arbitration proceeding shall be governed by the laws of The Commonwealth of Massachusetts. The cost of such arbitration shall be borne equally between the parties; however, each party shall be responsible for its own attorney fees. Any judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. This arbitration clause shall survive the termination of this Agreement. The foregoing arbitration clause shall not preclude a party’s right to seek pre-trial preliminary injunctive relief before competent courts of appropriate jurisdiction with respect to any alleged breach of confidentiality obligations hereunder or the intellectual property rights of the other party. This Agreement is governed by and shall be interpreted and construed in accordance with the laws of The Commonwealth of Massachusetts. The parties agree that this Agreement shall not be subject to the United Nations Convention on the International Sale of Goods.

b.	Compliance with Law. Supplier agrees that the Products, including all packaging thereof, shipped pursuant to an order shall have been produced in material compliance with and meet the minimum standards of all applicable federal, state and local laws, regulations, rules, guides, ordinances and/or standards, including customs and trade compliance as detailed in Section 6(e). Each of the parties agrees that it will perform its respective obligations under this Agreement in a manner materially consistent with the requirements of all applicable U.S. laws and regulations.

c.	Relationship of the Parties. Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of principal and agent or employer and employee between the Parties. Neither Party has the authority or power to bind, to contract in the name of or to create a liability for the other in any way or for any purpose.

d.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

e.	Entire Agreement; Severability. This Agreement, together with any Purchase Order and the Exhibits attached hereto and made a part hereof constitute the entire understanding of the parties with respect to the subject matter hereof, superseding any and all previous understandings, contracts and agreements, written and oral and this Agreement may only be waived, modified, or amended in a writing signed by the parties. The terms of this Agreement shall prevail over the terms of any other documents or agreement between the parties. If any portion of this Agreement is held to be unenforceable, the remaining portions remain in full force and effect.

f.	No Waiver. Any waiver by either party of a breach of any provision of this Agreement will not be construed to be a waiver of any other breach or any other provision of this Agreement. Any waiver must be in writing.

g.	Notice. All notices required to be given under this Agreement must be given in writing to the respective parties at the addresses shown on the first page of this Agreement or such other address as either party may designate by written notice pursuant hereto. Notices shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when received when sent by e-mail by the party to be notified; provided, however, that notices given by e-mail shall not be effective unless either (i) a duplicate copy of such e-mail notice is promptly given by one of the other methods described in this Section 17.g., or (ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail or any other method described in this Section 17.g.; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery; or (d) three business days after deposit with the U.S. Post Office, postage prepaid, certified with return receipt requested. Notwithstanding the foregoing, any notices under Section 7.b. shall be given by a method other than e-mail.

h.	Waiver. Any waiver by a party of any default or other breach of this Agreement by the other party shall not constitute a waiver of any subsequent default or other breach.

i.	Captions; Headings. The captions in an order are for convenience only and shall not limit or otherwise affect any of the terms or conditions of an order.

j.	Force Majeure. If the performance by either party of any non-monetary obligation under this Agreement is delayed or prevented in whole or in part by any cause not reasonably within its control (including, without limitation, acts of God, natural disasters or catastrophic events such as epidemics, pandemics, nuclear accidents, fire, flood, typhoons or earthquakes, war, civil disturbances, accidents, damage to its facilities, labor disputes, embargos, acts of any governmental body not attributable to such party’s failure to comply with this Agreement (each a “Force Majeure Event”)), it shall be excused, discharged, and released of performance to the extent and only for the duration that such performance is so limited or prevented. Each party shall use its reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from such a Force Majeure Event. If the Force Majeure Event continues for a cumulative period of ninety days or more, either party may terminate this Agreement and/or any Purchase Order by giving the other party thirty days prior written notice.

k.	No Third Party Beneficiaries. This Agreement benefits solely the parties and their respective permitted successors and assigns and nothing in this Agreement, express, or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

l.	Survival. The following provisions of this Agreement shall survive the expiration or termination of this Agreement in accordance with the respective terms thereof: Sections 7.c., Section 10, Section 12, Section 14, Section 15, and Sections 17 – 19.

18.	Intellectual Property.

a.	In order for Supplier to be able to manufacture Products or otherwise fulfill its obligations hereunder Buyer may provide Supplier with information containing intellectual property rights held directly by the Buyer or through licenses to Buyer by third parties (“Buyer’s IP”). Supplier undertakes to treat such Buyer’s IP confidential in accordance with the confidentiality requirements in the MNDA attached hereto as Exhibit B executed by and between the parties. Buyer retains all rights, ownership, title and interest in Buyer’s IP including any Buyer Specifications, as well as in all modifications, enhancements, improvements and derivatives related thereto (collectively “Improvements”) to the Products, whether created by Buyer or Supplier. Buyer hereby grants to Supplier a limited, non-exclusive, non-assignable, non-sublicensable right and license to use the Buyer’s IP, including the Specifications and Improvements and such other information solely for the purposes of manufacturing Products for the account of Buyer and otherwise carrying out its obligations hereunder. For clarity, Supplier shall retain full ownership of and title to any inventions (whether or not patentable), know-how, technology and other intellectual property rights belonging to it prior to the Effective Date or which are independently developed by Supplier outside the scope of this Agreement, without reference to or the use of Buyer’s inventions or Buyer’s IP (whether or not patentable), know-how, or technology, including any improvements thereto regardless of creator (“Supplier’s Background IP”).

b.	Supplier shall not sell or disclose any Products that have been customized or produced by Supplier in accordance with Buyer’s Specifications to any third party without Buyer’s consent. Notwithstanding the foregoing, Buyer acknowledges and agrees that Supplier is free to enter into and have similar agreements with others, and to conduct its business in whatever way it chooses, subject only insofar as concerns the Buyer and Buyer’s IP, to the other provisions of this Agreement.

19.	Buyer’s Property.

a.	All tooling, dies, parts, schedules, and Specifications and all reproductions thereof, any other property furnished to Supplier by Buyer or paid for by Buyer, shall be (i) the property of Buyer, (ii) clearly identified as Buyer’s property by Supplier, and (iii) used only in filling orders from Buyer or its designee (“Buyer’s Property”). All tooling provided or acquired by Buyer in the course of this Agreement may not be used for any other customer unless first purchased by Supplier from Buyer. Supplier shall maintain tooling in good operating condition and free from damage for the duration of this Agreement except for normal wear within expected life.

b.	Supplier shall absorb the [****] costs (“[***] Cost”) in connection with this Agreement; provided, however, that should Supplier be required to purchase unique or specific tooling, dies, parts, machinery, or any other property (“Unique Equipment”) to fulfill Supplier’s obligations hereunder, Supplier shall request Buyer’s written approval, which approval shall not be unreasonably withheld. If Buyer does not approve such purchase, Buyer and Supplier shall negotiate and cooperate in good faith regarding Supplier’s manufacture of the Products without such Unique Equipment. Buyer, upon approving Supplier’s requested purchase, shall reimburse Supplier [****] of the Unique Equipment purchased, and such purchased Unique Equipment shall then be considered Buyer’s Property and subject to Section 19(a) above.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers on the Effective Date.

Agrify Corporation	Mack Molding Company

Signature	Signature

Print Name:	Niv Krikov	Print Name:

Title:	Chief Financial Officer	Title:

Exhibit A

Pricing

Product cost shall equal, for each unit, the sum of the Landed Cost, Mark-Up, Mack Made Content, Line Fallout, and Labor (“Product Cost”) as defined below and demonstrated in the sample table:

DEFINITIONS:

i.	“Buyer BOM Sourced Content” shall mean parts and/or assemblies supplied to Supplier by Buyer.

ii.	“Supplier BOM Sourced Content” shall mean parts and/or assemblies purchased by Supplier from third party sources (not made by Buyer).

iii.	“Inbound Freight” shall mean the cost of freight shipping and any standard or general tariff and applicable fees for the BOM Sourced Content, but does not include the Section 301 (Trade Act of 1974) Trade Remedies to be Assessed on Certain Products from China import penalty tariff. The Inbound Freight value is calculated by multiplying the Supplier BOM Sourced Content value by [****]%.

iv.	“Labor” shall mean the assembly labor and test labor required for Supplier to produce the Products.

v.	“Landed Cost” shall mean the sum of the Supplier BOM Sourced Content value and the Inbound Freight value.

vi.	“Line Fallout” shall mean the percentage of anticipated defects by Supplier for all parts and/or assemblies. Line Fallout is calculated by subtracting Total BOM Material Content divided by ([****]) by the Total BOM Material Content.

vii.	“Total BOM Material Content” shall mean is the sum of Landed Cost, Mark-up, and Mack Made Content.

viii.	“Mack Made Content” shall mean the cost of parts manufactured or supplied by Supplier plus the cost of such parts’ powder coating or external secondary operations, exclusive of the Supplier BOM Sourced Content, and the cost of powder coating or external secondary operations of certain Buyer BOM Sourced Content. The value for such Mack Made Content should not be commercially unreasonable and shall be comparable with the [****] established after completion of the first Purchase Order hereunder, such [****] to be mutually agreed to in writing by Supplier and Buyer.

ix.	“Mark-Up” shall mean the Landed Cost, multiplied by [****]% for first year of the Agreement and [****]% for the remaining years of the Agreement.

SAMPLE PRICING MODEL
Category	%	Value
Supplier BOM Sourced Content*		$[****]
Inbound Freight	[****]%	$[****]
Landed Cost		$[****]

Mark-Up	[****]%	$[****]
Mack Made Content*		$[****]
Line Fallout	[****]%	$[****]

Labor	Flat	$[****]

Product Cost		$[****]

*	The values shown for these categories are just sample values to demonstrate the calculation of the Product Cost.

A-1

Exhibit B

Payment Terms, Credit Limit and Billing

Initial payment terms are NET [****] from date of shipment from Supplier to Buyers’ designated location and Buyer’s receipt of an invoice for such Products shipped. At Effective Date, credit limit established of $[****] which includes Supplier open orders for procured material that Supplier is obligated to pay, inventory that includes components, work in process, and finished goods as well as receivables with a receivable limit of $[****].

In addition to invoicing for finished Product, each [****] Supplier shall invoice Buyer for The Section 301 (Trade Act of 1974) Trade Remedies to be Assessed on Certain Products from China import penalty tariff at cost plus a fixed fee of [****] percent ([****]%).

For each [****] in which (i) a shipment occurs from Supplier to Buyer and (ii) Buyer BOM Sourced Content is used, Supplier shall provide a credit memo for such Buyer BOM Sourced Content, less the [****]% overhead markup.

B-1

Exhibit C

Storage Agreement

C-1

Exhibit D

Mutual Non-disclosure and Confidentiality Agreement

D-1